Filed Pursuant to Rule 433

Dated November 8, 2019

Registration Statement No. 333-210880

CIM Commercial Trust Corporation NASDAQ: CMCT TASE: CMCT-L November 2019 www.cimcommercial.com ©2019 CMCT CMCT CIM Commercial Trust Corporation Securities distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC

Free Writing Prospectus | CIM Commercial Trust Corporation Investor Presentation Q3 2019

Filed Pursuant to Rule 433 | Dated November 8, 2019| Registration Statement No. 333-210880

CIM Commercial Trust Corporation (“CMCT”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related prospectus supplements, and other documents CMCT has filed with the SEC for more complete information about CMCT and the offering. You may request to receive a prospectus by calling toll-free at 1-866-341-2653.

Alternatively, you may also access the applicable prospectus for free on the SEC’s website at www.sec.gov as follows:

»                  Prospectus, dated April 11, 2019, relating to Registration Statement No. 333-210880, as supplemented by Supplement No. 1 dated May 14, 2019, Supplement No. 2, dated June 6, 2019, Supplement No. 3, dated June 19, 2019, Supplement No. 4, dated August 13, 2019, Supplement No. 5, dated September 13, 2019, and Supplement No. 6, dated October 9, 2019

Important Disclosures Forward-looking Statements The information set forth herein contains forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CMCT on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “target,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form and operational effects of CIM Commercial’s development activities, (ii) the ability of CIM Commercial to raise in place rents to existing market rents and (iii) general economic, market and other conditions. For a further list and description of the risks and uncertainties inherent in the forward looking statements, see CMCT's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Registration Statement on Form S-11 (No. 333-210880) relating to the Series A Preferred Stock. As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CMCT to predict all of them. Nor can CMCT assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. CMCT undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. 2 See discussion of the Tender Offer on page 24.

CIM Commercial Trust As of September 30, 2019. Pro forma estimates as of June 30, 2019, following the completion of the Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock as described on page 4, amount has been adjusted to give retroactive effect to the Reverse Stock Split, as described on page 4. See pro forma NAV estimate table on page 28. As of June 30, 2019. See Important Information on page 32. Includes CIM Group and its affiliates, as well as officers and directors of CMCT. 3 Eight office properties, one hotel and two ancillary properties1 Managed by CIM Group, L.P. (“CIM” or “CIM Group”) - owner/operator of $30.6 billion of real assets3 NASDAQ: CMCT TASE: CMCT-L Owner and operator of Class A and creative office assets in vibrant and improving metropolitan communities $431 million Net Asset Value (“NAV”) ($29.49 per share)2 1.3 million rentable square feet of office and 503 hotel rooms1 High barrier-to-entry, metropolitan focus Three value-enhancing redevelopments in progress in Northern California, Los Angeles and Austin Insiders4 own ~19.2% of CMCT common stock as of November 7, 2019

CIM Commercial Trust Amount has been adjusted to give retroactive effect to the Reverse Stock Split. As of November 7, 2019. Includes CIM Group and its affiliates, as well as officers and directors of CMCT. 4 10 properties sold in 2019 for a combined gross sales price of $991 million (see page 30 for list of assets) Paid $613 million special dividend ($42.001 per share) to common stockholders on August 30, 2019 1:3 reverse stock split of CMCT common stock (the “Reverse Stock Split”) became effective on the ex-dividend date of the special dividend (September 3, 2019) We have been informed by CIM Group that the liquidation of CIM Urban REIT, LLC (“CIM Urban REIT”), a CIM-operated vehicle that was our principal stockholder, has been substantially completed In connection with such liquidation, CIM Urban REIT (i) distributed shares of our common stock representing approximately 72.8% of the outstanding shares2 to a diverse group of institutional investors that were former members of CIM Urban REIT and (ii) sold shares of our common stock representing approximately 16.9% of the outstanding shares2 to an affiliate of CIM Group in a private transaction The ownership of CMCT common stock by insiders3, increased to ~19.2%2 Completion of the Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock

Total Returns Based on NAV2,3  NAV per Share + Dividends Maximizing Returns For Stockholders 5 As of September 30, 2019. Total returns includes changes in stock price or NAV per share, as applicable, and includes all dividends declared and paid. With respect to CMCT, includes dividends paid on common stock from March 31, 2014 to September 30, 2019. Please see the estimated pro forma net asset value table on page 28 and see “Net Asset Value (NAV)” under “Important Information” with respect to the methodology of the calculation of the NAV of CMCT on page 32. “U.S. Office REITs” reflects the weighted average historical stock price and NAV performance of the companies included in the SNL US REIT Office Index as of September 30, 2019 based, for all periods indicated, on the weights attributed to each such company by such index as of September 30, 2019. The SNL US REIT Office Index is an index of certain publicly traded office REITs in the United States. The characteristics of the portfolios of assets of such companies included in “U.S. Office REITs” may differ significantly from the characteristics of CMCT’s portfolio of assets. “U.S. Office REITs” may therefore not be an appropriate benchmark for the performance of CMCT. Past performance is not a guarantee of future results. The data used in this chart is derived from SNL and filings with the SEC. The amounts of regular and special cash dividends per share are based on the number of shares outstanding as of the applicable record dates. All amounts have been adjusted to give retroactive effect to the Reverse Stock Split. Past performance is not indicative of future results. CMCT is the product of a merger (the “Merger”) between a subsidiary of CIM Urban REIT, LLC (“CIM REIT”), a fund operated by CIM Group, and PMC Commercial Trust (“PMC”), a publicly traded mortgage real estate investment trust, consummated in Q1 2014. Represents dividends declared on our common stock from January 1, 2014 through September 30, 2019. Excludes a special dividend paid to PMC Commercial Trust’s stockholders in connection with the Merger, but includes 2014 dividends received by CIM REIT stockholders prior to the Merger and dividends on convertible preferred stock received by Urban Partners II, LLC, an affiliate of CIM REIT and CIM Group, on an as converted basis, in the Merger. The per share equivalent in proceeds from CMCT’s June 2016 tender offer is $6.45, calculated by dividing $210,000,000, the amount used by CMCT to purchase shares of common stock of CMCT in the tender offer, by 32,558,732, the number of shares of common stock outstanding immediately prior to such tender offer. Cumulative Cash Distributions Per Share of Common Stock5 Active and strategic portfolio management to maximize returns to stockholders CMCT has sold $2.3 billion of assets since going public in 20141 (10%) 0% 10% 20% 30% 40% 50% CMCT US Office REITs 4 $2.63 $5.25 $14.33 $25.08 $26.58 $69.40 $0 $10 $20 $30 $40 $50 $60 $70 2014 2015 2016 2017 2018 YTD through 9/30/19 6 7

Significant Embedded Organic Growth Opportunity From Outsized Growth In Key Gateway Markets CIM Commercial Trust – Key Investment Highlights High Quality Class A and Creative Office Portfolio 2 Deep Commercial Property Expertise Through Relationship with CIM Group; Insiders1 own ~19.2% of CMCT common stock2 1 Equity-Enhancing, Growth-Oriented Capital Structure External Growth Opportunity – Acquisitions & Select Redevelopment and Build-to-Suit 3 5 6 4 Includes CIM Group and its affiliates, as well as officers and directors of CMCT. As of November 7, 2019.

CMCT CIM Group Overview

Established Established in 1994 as an integrated owner and operator of real assets As of September 30, 2019. As of June 30, 2019. See Important Information on page 32. Strategies Real assets (infrastructure and real estate) focused in communities qualified by CIM as well as national credit (net-lease and debt) platforms Vertically-Integrated Multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, financing, leasing and onsite property management capabilities Organization Approximately 1,000 employees (14 principals including all of its founders, 590+ professionals)1 Office Locations Headquartered in Los Angeles, with offices in the San Francisco Bay Area; the Washington, DC Metro Area; Dallas, TX; Phoenix, AZ; Chicago, IL and New York, NY Assets Owned and Operated $30.6 billion2 8 1 Overview of CIM

CIM Competitive Advantages Diverse Team of In-House Professionals Commitment to Community Disciplined Approach Led by 14 principals (including the three original founders) with average CIM tenure of 14 years Vertically-integrated, real assets owner and operator with expertise across in-house research, acquisition, credit analysis, development, finance, leasing and onsite property management, working across multiple markets, asset classes and strategies Investments team responsible for entire life cycle of each asset; compensation is aligned with that of CIM’s partners and co-investors Sector-agnostic focus on specific metropolitan submarkets (“Qualified Communities”) exhibiting: Market values that are below long-term intrinsic values or Underserved or transitional areas with dedicated resources that CIM believes will lead to outsized revenue growth and/or asset appreciation Extensive capital deployment in Qualified Communities has yielded long-term relationships and a proprietary origination channel Bring goods, services, employment and support needed for communities to be successful Regardless of the market cycle, CIM employs a strict discipline in qualifying communities as well as underwriting projects and potential acquisitions CIM employs detailed underwriting, conservative leverage and proprietary research 1 2 3 9 1

Since 1994, CIM has qualified 132 communities in high barrier-to-entry markets and has owned and operated real assets in 74 of those communities1. The qualification process generally takes between six months and five years and is a critical component of CIM’s asset evaluation CIM believes that its community qualification process provides it with a significant competitive advantage when acquiring real assets 8 Qualification Criteria Transitional Metropolitan Districts Thriving Metropolitan Areas Population growth Broad public support for CIM’s approach Evidence of private funding from other institutional owners and operators Underserved niches in the community’s real estate infrastructure Potential to deploy a minimum of $100 million of opportunistic equity within five years Positive population trends Public support for acquisitions Opportunities below intrinsic value Potential to deploy a minimum of $100 million of opportunistic equity within five years 10 Community Focused Real Assets Strategy 1 As of November 6, 2019.

9 Growth in CIM Qualified Communities vs. National Downtowns vs. National Suburbs CIM qualifies communities for acquisition (132 qualified as of November 6, 2019, 74 deployed capital). CIM Qualified Communities exhibit strong growth trends, which CIM believes will lead to outsized rental growth and/or capital appreciation. Since initial acquisition, CIM’s Qualified Communities have outperformed average national downtowns by approximately 50% and average national suburbs by over 190%1 Community Focused Strategy-CIM Qualified Communities 1 Based on growth of Class A office rents, sourced from CBRE Outlook Dashboard, as of September 30, 2019. Site accessed October 2019. -10% 30% 70% 110% 150% CIM Qualified Communities Average National Downtowns Average National Suburbs

Resources & Expertise of Institutional Owner Operator 12 Richard Ressler CIM Group Principal CMCT Chairman of the Board 26th Year at CIM Avi Shemesh CIM Group Principal CMCT Board Member 26th Year at CIM Shaul Kuba CIM Group Principal CMCT Board Member 26th Year at CIM David Thompson CMCT CEO 10th Year at CIM Founder of Orchard Capital and Chairman of Executive Committee of CIM Group, Orchard First Source Asset Management and OCV Chairman of the Board of j2 Global (NASDAQ: JCOM); previously served as CEO Previously worked at Drexel Burnham Lambert and began his career as an attorney with Cravath, Swaine and Moore Previously Co-Founder of Dekel Development, a developer of commercial and multifamily properties in Los Angeles Previously involved in a number of successful entrepreneurial real estate activities, including Dekel Development (Los Angeles commercial and multifamily developer) Previously spent 15 years with Hilton Hotels Corporation, most recently as Senior Vice President and Controller Began career as a C.P.A. at Arthur Andersen & Co. Nathan DeBacker CMCT CFO 2nd Year at CIM Previously was Senior Vice President and Chief Financial Officer of Cole REITs, at VEREIT Began career as an auditor at Ernst & Young CIM Group Co-Founders CMCT Management Jan Salit CMCT President & Secretary 6th Year at CIM Previously was Chairman of the Board, CEO and Secretary of PMC Commercial Trust Prior to CEO role, held Chief Operating Officer and Chief Investment Officer roles with PMC Commercial Trust (joined predecessor firm in 1993) 1

CIM Group Commitment to CMCT Insiders1 own ~19.2% of CMCT common stock2 Management and Corporate Governance CMCT’s Board includes CIM Group’s three co-founders (Richard Ressler, Avi Shemesh, and Shaul Kuba) Strong Market Knowledge and Sourcing CMCT benefits from CIM Group’s identification of Qualified Communities, sourcing capabilities and access to resources of vertically integrated platform Management Agreement / Master Services Agreement Tiered asset management fee based on fair value of real properties and associated assets of CMCT Quarterly fee assessed as a percentage of assets: <$500 million = 0.2500% $500 million - $1,000 million = 0.2375% $1,000 million - $1,500 million = 0.2250% $1,500 million - $4,000 million = 0.2125% $4,000 million - $20,000 million = 0.1000% Plus ~$1.1 million base service fee and reimbursement of certain shared services at cost (accounting, tax, reporting, etc.) Perpetual term No incentive fee 13 1 Alignment of Interests Includes CIM Group and its affiliates, as well as officers and directors of CMCT. As of November 7, 2019.

CMCT CMCT Overview

CMCT History 15 Transition from Private Fund to High-Quality Public REIT October 2018 Announced Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock (see page 30 for details) August 2019 – September 2019 Paid $613 million special dividend ($42.002 per share) to common stockholders Effectuated 1:3 Reverse Stock Split on the ex-dividend date (September 3, 2019) 2 Shares were repurchased in privately negotiated transactions from a fund managed by an affiliate of CIM Group. In connection with these share repurchases, CMCT paid special cash dividends totaling $6.5 million that allowed the common stockholders that did not participate in the repurchases to receive the economic benefit of such repurchases. Special cash dividends are not included in the above amount. Amounts have been adjusted to give retroactive effect to the Reverse Stock Split. February 2005 – June 2006 CIM Group formed CIM REIT with 24 private institutional investors November 2015 – December 2016 Sold commercial mortgage loan portfolio, commercial real estate lending subsidiary, and three properties for a combined gross sales price of $217 million September 2016 – December 2017 $966 million repurchase of CMCT common stock (approximately 14.6 million shares @ $66 per share)1,2 March 2019 – July 2019 Completed sale of 10 properties for a combined gross sales price of $991 million March 2017 – December 2017 Completed sale of 12 properties for a combined sales price of $1,093 million June 2016 $210 million tender offer for CMCT common stock (approximately 3.3 million shares @ $63 per share)2 March 2014 CIM REIT completed its merger with PMC Commercial Trust, a publicly traded mortgage REIT

High Quality Class A & Creative Office Portfolio Represents gross monthly base rent, as of September 30, 2019, multiplied by 12. The amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursement to base rent. Represents trailing nine-month occupancy as of September 30, 2019, calculated as the number of occupied rooms divided by the number of available rooms. Represents trailing nine-month RevPAR as of September 30, 2019, calculated by dividing the amount of room revenue by the number of available rooms. Represents gross monthly contractual rent under parking and retail leases commenced as of September 30, 2019, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Growth-Focused Portfolio (As of September 30, 2019) 16 Geographic Diversification1 Annualized Rent by Location (Excludes Hotel and Ancillary Properties) 2 Los Angeles Oakland Austin San Francisco Office: Location Sub-Market Rentable Square Feet ("SF") % Occupied % Leased Annualized Rent Per Occupied SF 1 Oakland, CA 1 Kaiser Plaza Lake Merritt 540,047 96.6% 96.6% 42.68 $ San Francisco, CA 1130 Howard Street South of Market 21,194 100.0% 100.0% 76.15 Los Angeles, CA 11620 Wilshire Boulevard West Los Angeles 194,995 92.8% 94.3% 43.61 4750 Wilshire Boulevard Mid-Wilshire 141,310 21.5% 21.5% 47.92 9460 Wilshire Boulevard Beverly Hills 94,547 90.7% 90.7% 99.88 11600 Wilshire Boulevard West Los Angeles 56,307 92.8% 92.8% 56.53 Lindblade Media Center West Los Angeles 32,428 100.0% 100.0% 45.98 Austin, TX 3601 S Congress Avenue South 183,885 96.9% 99.7% 37.37 TOTAL 1,264,713 87.2% 87.8% 47.96 $ Hotel: Location Sub-Market Number of Rooms % Occupied 2 Revenue Per Available Room (RevPAR) 3 Sacramento, CA Sheraton Grand Hotel Downtown/Midtown 503 80.3% 131.97 $ Ancillary: Location Sub-Market Rentable Square Feet (Retail) % Occupied (Retail) Annualized Rent (Parking and Retail) (in thousands) 4 Sacramento, CA Sheraton Grand Hotel Parking Garage & Retail Downtown/Midtown 9,453 100.0% 2,946 $ Oakland, CA 2 Kaiser Plaza Lake Merritt - - -

17 Embedded Growth Opportunity: Los Angeles CIM Group: 60+ Los Angeles Investments Over 25 Years Tech, media and entertainment demand driving growth Major content creators such as Netflix, Google, and Amazon Studios lease 2.2+ million SF of office and production space across West Los Angeles and Hollywood1 High barrier-to-entry/supply constrained given regulatory environment Affluent population base CIM Group is headquartered in Los Angeles CIM Group’s Los Angeles real estate experience: 10 million+ SF of project experience across opportunistic, value-add and stabilized strategies Currently owns over 20 assets valued at over $3 billion; nine office assets with 2.3 million SF Beverly Hills (9460 Wilshire Boulevard): Severe supply constraints with significant barriers to entry; tenant demand driven by finance and entertainment Adjacent to the Four Seasons Beverly Wilshire Hotel and Rodeo Drive Culver City (Lindblade Media Center): A preferred location for tech, entertainment and media tenants; Santa Monica office demand gravitating southeast Park Mile/Hancock Park (4750 Wilshire Boulevard): Centrally located; attracting tenants priced out by significant rent increases in nearby Hollywood (in which rents are approaching $60 PSF) Brentwood (11600 & 11620 Wilshire Boulevard): Strong demand from executives who prefer a shorter commute; cost-effective alternative to Santa Monica One block west of I-405 freeway; nearby UCLA Medical Center, St. John’s Hospital and Veterans Administration Hospital provide consistent demand for medical office CMCT Los Angeles Office Portfolio Key Los Angeles Office Themes 3 1 2 3 4 Source: CBRE Q4 2018 Marketview report and Hudson Pacific Properties, Inc. January 8, 2019 press release.

Embedded Growth Opportunity: Oakland Relative Value vs. San Francisco Central Business District (“CBD”) (Class A asking rents)1: San Francisco - $82.83 Oakland - $54.19 Limited new office supply in Lake Merritt / City Center: Last major office project completed in 20081 Office building development has been tempered in the East Bay, with current under construction office space equivalent to 1.0% of the market's total existing inventory1 Proposition M: San Francisco office development limited to 875,000 square feet per year Class A CBD vacancy of 7.8%2 CMCT In-Place Rent3,4 $42.68 Class A Asking Rents1 $54.19 Source: CoStar October 2019 Office Market Report. Source: JLL Q2 2019 Office Insight. As of September 30, 2019. Represents gross monthly base rent per square foot under leases commenced as of September 30, 2019, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. CMCT Assets Asset Type Rentable SF3 Leased %3 Annualized Rent Per Occupied SF3,4 1 Kaiser Plaza Office 540,047 96.6% $42.68 2 Kaiser Plaza Office Development 3 18 1 3 4 2 Favorable Office Dynamics Transportation: All six BART lines and every major Bay Area highway run through Oakland Amenities Base: Oakland has emerged as a “cool” place to live and work Residential Development: ~11,000 new units in 2019-2021 (v. ~169,000 existing)1 Residential Monthly Asking Rents1 San Francisco - $3,122 Downtown Oakland - $2,553 A Vibrant Community

Embedded Growth Opportunity: Austin Diverse Employment Sources – government, education and tech Austin is home to many large U.S. corporations including Amazon, Facebook, Apple, Cisco, eBay, GM, Google, IBM, Intel, Oracle, Paypal, 3M and Whole Foods Sustained, rapid market office rent growth Five year Increase of 37% (2014-2018)1 Low vacancy Austin Class A – 6.6%1 South Austin submarket – 4.4%1 Population growth Ten year historical growth rate of 2.7% (versus 0.7% in the U.S.)1 Five year forecast growth rate of 1.7% (versus 0.7% in the U.S.) 1 Employment growth Ten year historical growth rate of 3.6% (versus 1.5% in the U.S.)1 CMCT In-Place Rent2,3 $37.37 Class A Asking Rents1 $47.06 Source: CoStar October 2019 Office Market Report. As of September 30, 2019. Represents gross monthly base rent per square foot under leases commenced as of September 30, 2019, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. CMCT Asset Asset Type Rentable SF2 Leased %2 Annualized Rent Per Occupied SF2,3 3601 South Congress Office 183,885 99.7% $37.37 3 19 1 3 4 2 5 6 Compelling Growth Market

Redevelopment In Progress: Austin 20 4 Rendering of “Building L” – Expansion to Existing Campus 3601 South Congress- Existing Buildings 3601 S. Congress Avenue Expansion - Mid-2020 Expected Completion Approximately 42,000 SF add-on building to existing 183,885 SF office complex (99.7% leased as of September 30, 2019) Two-story creative office building designed to accommodate either a single user or two single-floor tenants ~$15 million development ($4.2 million spent as of September 30, 2019) Targeting ~8% return on cost upon stabilization Location Sub-Market Potential Rentable SF Product Austin, TX South 42,000 Office

Redevelopment In Progress: Los Angeles 21 4 4750 Wilshire Boulevard - Repositioning Currently being repositioned into vibrant, collaborative office space following the expiration of a lease agreement for 100% of the property in April 2019 ~$14.5 million redevelopment ($0.3 million spent as of September 30, 2019) Centrally located in Park Mile / Hancock Park location with both nearby executive housing (Hancock Park) and millennial housing and lifestyle amenities (Hollywood and Miracle Mile) Short drive time to Hollywood/West Hollywood (10 minutes), Beverly Hills/Culver City/Downtown LA (20 minutes) and Santa Monica (30 minutes) CIM Group leased ~30,000 square feet in 2Q’19 for an annualized rent of $47.921 per square foot representing 73% lease spread from prior lease (4750 Wilshire is adjacent to CIM Group’s headquarters) Location Sub-Market Rentable SF Product Los Angeles, CA Mid-Wilshire 141,310 Office Represents gross monthly base rent per square foot under leases commenced as of September 30, 2019, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent.

Redevelopment In Progress: Sacramento 22 4 Sheraton Grand Sheraton Grand Renovation Simultaneous With Expansion/Renovation of Adjacent Sacramento Convention Center $340 million renovation/expansion of the Sacramento Convention Center Adds new meeting rooms and exhibit halls Scheduled to be completed in late 2020 Part of a larger project (C3) that also renovates adjacent auditorium and theater Location Sub-Market Product Sacramento, CA Downtown/Midtown Hotel Majority of Rooms Scheduled to be Complete in Late 2020 ~$26 million renovation of existing hotel to drive average daily rate and increase group bookings ($2.3 million spent as of September 30, 2019) Target 15%+ return on cost Renegotiate Marriott Hotel Management Agreement; switch to franchise model with separate management Complete renovation of all guestrooms, food & beverage amenities, public areas, meeting rooms and amenities Isolate disruption to coincide with expansion/renovation of adjacent convention center (see below) Longer term, potential development of a new hotel tower, multifamily or build-to-suit office on top of owned garage and retail

Growth Pipeline: Oakland 23 Potential Build-to-Suit Rendering of Proposed 2 Kaiser Plaza (Beacon Tower), Oakland, CA 4 1 Kaiser Plaza – Existing Building Bay Area 2 Kaiser Plaza (Beacon Tower) Build-to-suit opportunity Currently marketing development to potential anchor tenants Entitled for 425,000-800,000 SF office Currently utilized as surface parking lot Location Sub-Market Potential Rentable SF Product Oakland, CA Lake Merritt 425,000 – 800,000 Office Opportunity to Generate Value Through Co-Investor, Sale or Build-to-Suit

Equity-Enhancing, Growth-Oriented Capital Structure 24 Series A Perpetual Preferred Stock at 5.5% coupon Continuously offered – bi-monthly issuance CMCT and investor option to call/redeem five years from issuance at $25 per share, plus accrued and unpaid dividends1 Redemption payable in cash or CMCT common stock, at election of CMCT1 Series L Perpetual Preferred Stock at 5.5% coupon CMCT and investor option to call/redeem beginning November 21, 2022 (or earlier in limited circumstances) at $28.37 per share1 Redemption payable in cash or CMCT common stock, at election of CMCT1 On October 22, 2019, CMCT commenced a cash tender offer to purchase up to one-third of the outstanding shares of Series L Preferred Stock, at a price of $29.12 per share (of which $1.39 reflects the amount of dividends that will be accrued as of November 20, 2019, the expected expiration date of the tender offer), as converted and to be paid in New Israeli Shekels. 5 Target Capital Structure3 With respect to the Series A Preferred Stock: (i) shares can be redeemed during the first two years following the issuance date, subject to a 13% redemption fee, and during years three through five following the issuance date, subject to a 10% redemption fee; (ii) after year five, there is no redemption fee; (iii) redemptions during the first year following the date of issuance must be paid in cash. With respect to the Series L Preferred Stock, as a general matter, shares can only be redeemed from and after the fifth anniversary of the date of original issuance. Represents gross proceeds from issuances through September 30, 2019, calculated as the number of shares issued net of redemptions, multiplied by the stated value per share; proceeds are not net of commissions, fees, allocated costs or discount, as applicable. Based on fair value. (in millions) Target capital structure of 45% common equity, 55% debt and preferred equity3 - seeks to enhance common equity returns with low relative risk Historical Preferred Stock Issuance2 Preferred Stock Program Common Equity 45% Debt and Preferred Equity 55% $1.5 $229.3 $30.5 $39.1 $31.2 $- $50.0 $100.0 $150.0 $200.0 $250.0 Series L Preferred Stock Series A Preferred Stock 2016 2017 2018 2019 YTD

Corporate Debt Revolving Credit Facility3 Variable LIBOR+ 1.55%3 10/31/2022 $ 68.5 Junior Subordinated Notes Variable LIBOR+ 3.25% 3/30/2035 27.1 Total Corporate Debt $ 95.6 Total Debt $ 218.8 25 Debt & Preferred Summary (September 30, 2019)1 Debt Maturity Schedule (September 30, 2019)1 (in millions) Excludes: (a) $13,288,000 of secured borrowings – government guaranteed loans, which represent sold loans that are treated as secured borrowing because the loan sales did not meet the derecognition criteria provided for in ASC 860-30, Secured Borrowing and Collateral, and (b) premiums, discounts and debt issuance costs. In May 2018, we completed a securitization of the unguaranteed portion of certain of our SBA 7(a) loans receivable with the issuance of $38,200,000 of unguaranteed SBA 7(a) loan-backed notes. The SBA 7(a) loan-backed notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of certain of our SBA 7(a) loans receivable. The notes mature on March 20, 2043, with monthly payments due as payments on the collateralized loans are received. Based on the anticipated repayments of our collateralized SBA 7(a) loans, we estimate the weighted average life of the notes to be approximately 2 years. In October 2018, we entered into a revolving credit facility with a bank syndicate pursuant to which CMCT can borrow up to a maximum of $250,000,000, subject to a borrowing base calculation. The revolving credit facility is secured by deeds of trust on certain properties. Outstanding advances under the revolving credit facility bear interest at (i) the base rate plus 0.55% or (ii) LIBOR plus 1.55%. The revolving credit facility matures in October 2022 and provides for one one-year extension option under certain conditions. The Company borrowed an additional $1,500,000 and $76,500,000 on the revolving credit facility on October 11, 2019 and October 17, 2019, respectively. At October 31, 2019, approximately $97,100,000 was available for future borrowings. Outstanding Series A Preferred Stock represents total units issued as of September 30, 2019 of 4,104,867, less redemptions of 12,887 shares, multiplied by the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. Outstanding Series L Preferred Stock represents total units issued as of September 30, 2019 of 8,080,740 multiplied by the stated value of $28.37 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. Fixed Debt vs. Floating Debt (September 30, 2019)1 Mortgages Interest structure (fixed/variable etc.) Interest Rate Maturity/ Expiration Date Loan balance (in millions) 1 Kaiser Plaza Fixed 4.14% 7/1/2026 $ 97.1 Total Mortgages 4.14% $ 97.1 Other Debt SBA 7(a) Loan-Backed Notes2 Variable LIBOR+ 1.40% 3/20/2043 $ 26.1 Total Other Debt $ 26.1 Preferred Stock Interest structure (fixed/variable etc.) Coupon Maturity/ Expiration Date Outstanding (in millions) Series A Fixed 5.50% N/A $ 102.34 Series L Fixed 5.50% N/A 229.35 Total Preferred Stock $ 331.6 Total Debt + Preferred Stock $ 550.4 Equity-Enhancing, Growth-Oriented Capital Structure 5 Excluding SBA 7(a) Loan Backed Notes Including SBA 7(a) Loan Backed Notes Fixed 50% Floating 50% $1.4 $1.8 $1.9 $70.4 $2.0 $141.3 2019 2020 2021 2022 2023 Thereafter Fixed 44% Floating 56%

Significant Embedded Organic Growth Opportunity From Outsized Growth In Key Gateway Markets CIM Commercial Trust – Key Investment Highlights High Quality Class A and Creative Office Portfolio 2 Deep Commercial Property Expertise Through Relationship with CIM Group; Insiders1 own ~19.2% of CMCT common stock2 1 Equity-Enhancing, Growth-Oriented Capital Structure External Growth Opportunity – Acquisitions & Select Redevelopment and Build-to-Suit 3 5 26 4 Includes CIM Group and its affiliates, as well as officers and directors of CMCT. As of November 7, 2019.

CMCT Appendix

Estimated Net Asset Value Pro Forma Estimated Net Asset Value1,2 (As of June 30, 2019) ($ in millions, except for shares and per share amounts) (Unaudited) 28 Represents the pro forma NAV as of June 30, 2019 following the impact of the Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock. Share and per share amounts have been adjusted to give retroactive effect to the Reverse Stock Split. Represents outstanding mortgage debt, junior subordinated notes, and pro forma borrowings on our revolving credit facility of $65,000,000, at face value. Excludes secured borrowings on government guaranteed loans and SBA 7(a) loan-backed notes, both of which are included in other liabilities, cash and other assets. Outstanding Series A Preferred Stock represents total units issued as of June 30, 2019 of 3,614,493, less subsequent redemptions of 12,772 shares, multiplied by the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. Outstanding Series L Preferred Stock represents total units issued as of June 30, 2019 of 8,080,740 multiplied by the stated value of $28.37 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. Estimated NAV per share of common stock outstanding Investments in real estate - at fair value $ 901.4 Loans receivable - at fair value 74.9 Debt 3 (189.2) Other liabilities, cash and other assets (36.6) Noncontrolling interests (0.7) Redeemable Series A Preferred Stock 4 (90.0) Redeemable Series L Preferred Stock 5 (229.3) Estimated NAV attributable to common stockholders - Post special dividend $ 430.6 $ 29.49 Shares of Common Stock outstanding 14,601,913 Estimated NAV

Key Metrics 29 Lease Expirations as a % of Annualized Office Rent (September 30, 2019)1 Top Five Tenants (September 30, 2019) Represents gross monthly base rent, as of September 30, 2019, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. Prior to February 2023, the tenant may terminate up to 140,000 square feet of space in the aggregate (of which no more than 100,000 rentable square feet may be terminated with respect to the rentable square feet expiring in 2027) in exchange for a termination penalty. From and after February 28, 2023, with respect to the rentable square feet expiring in 2025, and February 28, 2025, with respect to rentable square feet expiring in 2027, the tenant has the right to terminate all or any portions of its lease with CMCT, effective as of any date specified by the tenant in a written notice given to CMCT at least 15 months prior to the termination, in each case in exchange for a termination penalty. 3.0% 13.9% 8.3% 10.8% 4.5% 3.8% 31.2% 5.4% 7.8% 1.7% 9.6% 0.0% 10.0% 20.0% 30.0% 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 Thereafter Tenant Property Lease Expiration Annualized Rent (in thousands) 1 % of Annualized Rent Rentable Square Feet % of Rentable Square Feet Kaiser Foundation Health Plan, Inc. 1 Kaiser Plaza 2025-2027 2 15,510 $ 29.3% 374,038 29.6% MUFG Union Bank, N.A. 9460 Wilshire Boulevard 2029 3,482 6.6% 27,569 2.2% 3 Arts Entertainment, Inc 9460 Wilshire Boulevard 2026 2,063 3.9% 27,112 2.1% CIM Group, L.P. Various 2019-2030 1,857 3.5% 42,765 3.4% Homeaway, Inc. 3601 S Congress Avenue 2020 1,641 3.1% 42,545 3.4% Total for Top Five Tenants 24,553 46.4% 514,029 40.7% All Other Tenants 28,341 53.6% 588,827 46.5% Vacant - - % 161,857 12.8% Total for Portfolio 52,894 $ 100.0% 1,264,713 100.0%

Completion of the Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock Monetized stabilized assets to unlock embedded value that had been created since 2006 Special dividend of $42.001 per share of common stock paid on August 30, 2019: the aggregate amount of the special dividend was approximately $613 million and was funded primarily by the net proceeds (after the repayment of certain debt) received from the sale of ten properties during 2019 and borrowings on CMCT’s revolving credit facility Assets sold in 2019: 30 Amount has been adjusted to give retroactive effect to the Reverse Stock Split. As of the date of sale. As a matter of prudent management, after evaluating each asset within its portfolio, as well as the intrinsic value of each property, CMCT decided to sell these additional assets. Property Location Rentable Square Feet 2 Date Sold 2101 Webster Street Oakland, CA 474,798 March 1, 2019 1901 Harrison Street Oakland, CA 283,970 March 1, 2019 830 1st Street Washington, DC 247,337 March 1, 2019 2100 Franklin Street Oakland, CA 216,828 March 1, 2019 2353 Webster Street Parking Garage Oakland, CA N/A March 1, 2019 260 Townsend Street San Francisco, CA 66,682 March 15, 2019 1333 Broadway Oakland, CA 254,523 May 16, 2019 999 N Capitol Street Washington, DC 315,983 July 30, 2019 899 N Capitol Street 3 Washington, DC 314,667 July 30, 2019 901 N Capitol Street 3 Washington, DC N/A July 30, 2019 Total Assets Sold 2,174,788

CMCT Important Information

Important Information 32 Assets Owned and Operated (AOO) represents the aggregate assets owned and operated by CIM on behalf of partners (including where CIM contributes alongside for its own account) and co-investors, whether or not CIM has discretion, in each case without duplication. AOO includes total gross assets at fair value, with real assets presented on the basis described in “Book Value” below and operating companies presented at gross assets less debt, as of the Report Date (as defined below) (including the shares of such assets owned by joint venture partners and co-investments), plus binding unfunded commitments. AOO also includes the $0.3 billion of AOO attributable to CIM Compass Latin America (CCLA), which is 50% owned and jointly operated by CIM. AOO for CMMT Partners, L.P. (CMMT) (which represents assets under management), a perpetual-life real estate debt fund, is $0.9 billion as of the Report Date. Report Date is defined to mean as of June 30, 2019. Book Value for each investment generally represents the investment’s book value as reflected in the applicable fund’s unaudited financial statements as of the Report Date prepared in accordance with U.S. generally accepted accounting principles on a fair value basis. These book values generally represent the asset’s third-party appraised value as of the Report Date, but in the case of CIM’s Cole Net-Lease Asset strategy, book values generally represent undepreciated cost (as reflected in SEC-filed financial statements). Equity Owned and Operated (EOO) represents the NAV (as defined below) before incentive fee allocation, plus binding unfunded commitments, which is $18.2 billion as of the Report Date, inclusive of $0.3 billion of EOO attributable to CCLA (as described above) and $0.8 billion of EOO for CMMT (which represents equity under management). For calculating the Book Value for CIM IV, the underlying assets of CMCT are assumed to be liquidated based upon the third-party appraised value of such assets. CIM does not view the price of CMCT’s publicly-traded shares to be a meaningful indication of the fair value of CIM IV’s interest in CMCT due to the fact that the publicly-traded shares of CMCT are thinly-traded. Net Asset Value (NAV) represents the distributable amount based on a “hypothetical liquidation” assuming that on the date of determination that: (i) investments are sold at their Book Values; (ii) debts are paid and other assets are collected; and (iii) appropriate adjustments and/or allocations between equity partners are made in accordance with applicable documents, as determined in accordance with applicable accounting guidance.